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LOAN AGREEMENT

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FBG TREASURY (USA) INC.

FOSTER'S BREWING GROUP LIMITED

UBS AG, STAMFORD BRANCH

ARTHUR ROBINSON & HEDDERWICKS

Stock Exchange Centre
530 Collins Street
Melbourne  3000  Australia
Tel  61  3 9614 1011
Fax  61  3 9614 4661



(C)Arthur Robinson & Hedderwicks 2000

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                                                                 ARTHUR ROBINSON
LOAN AGREEMENT                                                    & HEDDERWICKS
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TABLE OF CONTENTS

1.       DEFINITIONS AND INTERPRETATION                                        1

         1.1      Definitions                                                  1

         1.2      Interpretation                                               4

         1.3      Trust Deed                                                   4

         1.4      Repayment and prepayment                                     4

         1.5      Principal                                                    4

2.       COMMITMENT                                                            5

3.       ADVANCE                                                               5

         3.1      Drawdown Notice                                              5

         3.2      Principal amount of Advance                                  5

         3.3      Advance of Segment                                           5

4.       CANCELLATION OF COMMITMENT                                            5

         4.1      Cancellation during Availability Period                      5

         4.2      At end of Availability Period                                5

5.       PURPOSE                                                               6

6.       REVIEW                                                                6

7.       CONDITIONS PRECEDENT                                                  6

         7.1      Conditions precedent to drawing                              6

         7.2      Conditions precedent to each Segment                         7

8.       SELECTION OF FUNDING PERIODS                                          8

9.       INTEREST                                                              8

         9.1      Interest Rate and Notification                               8

         9.2      Basis of calculation of Interest                             8

10.      REPAYMENT                                                             9

         10.1     Repayment                                                    9

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                                                                 ARTHUR ROBINSON
LOAN AGREEMENT                                                    & HEDDERWICKS
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         10.2     Netting Off                                                  9

         10.3     Final Repayment                                              9

11.      PREPAYMENTS                                                           9

         11.1     Voluntary prepayments                                        9

         11.2     Special prepayments                                          9

         11.3     Interest, break and other costs                             10

         11.4     Limitation on prepayments                                   10

12.      PAYMENTS AND TAXATION                                                10

         12.1     Time and place                                              10

         12.2     No deduction                                                10

         12.3     Payment to be made on Business Day                          10

         12.4     Appropriation where insufficient moneys available           10

         12.5     Additional payments                                         10

         12.6     Survival of obligations                                     11

         12.7     Reimbursement                                               11

13.      CHANGES IN LAW                                                       12

         13.1     Increased costs                                             12

         13.2     Minimisation                                                13

         13.3     Survival of obligations                                     13

         13.4     Illegality                                                  13

14.      REPRESENTATIONS, WARRANTIES, COVENANTS AND EVENTS OF DEFAULT         14

         14.1     Representations and warranties                              14

         14.2     Lender representation and warranty                          14

         14.3     Trust Deed Covenants                                        14

         14.4     Events of Default                                           15

15.      INTEREST ON OVERDUE AMOUNTS                                          15

         15.1     Default interest                                            15

         15.2     Rate                                                        15

         15.3     Basis of calculation                                        15

         15.4     Capitalisation                                              16

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                                                                 ARTHUR ROBINSON
LOAN AGREEMENT                                                    & HEDDERWICKS
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16.      FEES                                                                 16

17.      INDEMNITIES                                                          16

         17.1     Indemnity                                                   16

         17.2     Nature of Indemnity                                         16

18.      CURRENCY INDEMNITY                                                   17

         18.1     General                                                     17

         18.2     Liquidation                                                 17

19.      CONTROL ACCOUNTS                                                     18

20.      EXPENSES                                                             18

21.      STAMP DUTIES                                                         18

22.      SET-OFF                                                              18

         22.1     Set-off                                                     18

         22.2     Currency Exchange                                           19

23.      WAIVERS, REMEDIES CUMULATIVE                                         19

24.      SEVERABILITY OF PROVISIONS                                           19

25.      MORATORIUM LEGISLATION                                               19

26.      SURVIVAL OF REPRESENTATIONS                                          19

27.      ASSIGNMENTS                                                          20

         27.1     Assignment by Borrower and Foster's Brewing Group           20

         27.2     Assignment by Lender                                        20

         27.3     Disclosure                                                  20

         27.4     Change of Lending Office                                    20

         27.5     No increased costs                                          20

28.      NOTICES                                                              21

         28.1     Notices                                                     21

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                                                                 ARTHUR ROBINSON
LOAN AGREEMENT                                                    & HEDDERWICKS
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         28.2     To Borrower or Foster's Brewing Group                       21

29.      AUTHORISED OFFICERS                                                  21

30.      GOVERNING LAW AND JURISDICTION                                       21

31.      COUNTERPARTS                                                         22

32.      ACKNOWLEDGEMENT BY BORROWER AND FOSTER'S BREWING GROUP               22

33.      GST                                                                  22

34.      ATTORNEYS                                                            23

35.      AMENDMENTS                                                           23

SCHEDULE 24

         Particulars of Parties                                               24

ANNEXURE A                                                                    27

         Drawdown notice                                                      27

ANNEXURE B                                                                    28

         Verification Certificate                                             28

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                                                                 ARTHUR ROBINSON
LOAN AGREEMENT                                                    & HEDDERWICKS
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DATE
-------------

PARTIES
-------------

        1. FBG TREASURY (USA) INC., of Suite 200, 103 Foulk Road, Wilmington, Delaware USA (the BORROWER).

        2. FOSTER'S BREWING GROUP LIMITED (ABN 49 007 620 886) incorporated in South Australia of 77 Southbank Boulevard, Southbank, Victoria (FOSTER'S BREWING GROUP).

        3. UBS AG, STAMFORD BRANCH of 667 Washington Boulevard, Stamford, CT 06902, USA (the LENDER).

RECITAL

-------------

     A. The Borrower and Foster's Brewing Group have requested the Lender to provide the Borrower with a facility under which financial accommodation of up to a maximum amount of US$125,000,000 may be made available to the Borrower.

     B. The Borrower and Foster's Brewing Group are parties to the FBG Group Financing Trust Deed dated 21 February 1993 (as amended) (the TRUST DEED) which will, when the facility provided under this Agreement becomes an Approved Facility under the Trust Deed, set out certain of the terms and conditions which apply to any financial accommodation which may be made available to the Borrower under this Agreement.

--------------------------------------------------------------------------------

IT IS AGREED as follows.

1.       DEFINITIONS AND INTERPRETATION

--------------------------------------------------------------------------------
1.1      DEFINITIONS

         The following definitions apply unless the context requires otherwise.

         AVAILABILITY PERIOD means the period commencing on the date of this Agreement and expiring on the Repayment Date or, if earlier, the date on which the Commitment is cancelled.

         BRIDGING FACILITY AGREEMENT means the Bridging Facility Agreement dated on or about the date of this Agreement between the Borrower, Foster's Brewing Group, the Lender and others.

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                                                                 ARTHUR ROBINSON
LOAN AGREEMENT                                                    & HEDDERWICKS
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         BERINGER means Beringer Wine Estates Holdings Inc.

         BUSINESS DAY means a weekday on which:

         (a) for the purpose of determining LIBOR, the relevant financial markets are open in London;

         (b) (except for the purpose of determining LIBOR) banks are open in Melbourne; and

         (c) in the case of determining the length of a Funding Period or where a payment in US$ is to be made, banks are open in Melbourne and New York City.

         COMMITMENT means US$125,000,000 as reduced or cancelled under this Agreement (or such other amount as Foster's Brewing Group and the Lender may agree).

         DRAWDOWN DATE means the date on which any Segment is or is to be drawn.

         DRAWDOWN NOTICE means a notice under Clause 3.1.

         EXCHANGEABLE BOND ISSUE means the bonds issued or to be issued by a subsidiary of Foster's Brewing Group of an aggregate face amount of US$400,000,000 upon the security of a subordinated guarantee from Foster's Brewing Group.

         EXCLUDED TAX means:

        (a) a Tax imposed by a jurisdiction on the Lender or its business as a consequence of the Lender being a resident of or organised or doing business in that jurisdiction but not a
                  Tax:

                 (i) that is calculated on or by reference to the gross amount of a payment derived by the Lender under this Agreement or another document referred to in this Agreement (without the allowance of a deduction); or

                (ii) that is imposed as a result of the Lender being considered a resident of that jurisdiction or organised or doing business in that jurisdiction solely as a result of it being a party to this Agreement or a transaction contemplated by this Agreement; and

          (b) any other Tax to the extent imposed, or imposed at a higher rate, by a Governmental Agency upon or after any failure by an Indemnified Party to file, furnish, deliver or otherwise provide any forms, documents or other information to the Governmental Agency or the Borrower or Foster's Brewing Group or any other Guarantor within the prescribed time period and in due form if, had there been no such failure, such Tax would not have been imposed or would have been imposed at a lower rate.

         FEE LETTER means the letter from the Lender to Foster's Brewing Group referred to in Clause 16.

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                                                                 ARTHUR ROBINSON
LOAN AGREEMENT                                                    & HEDDERWICKS
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         FUNDING PERIOD means a period for the fixing of interest rates for, and the funding of, a Segment. That period commences on the Drawdown Date of that Segment and has a duration selected under Clause 7.

         GST has the meaning given in the A NEW TAX SYSTEM (GOODS AND SERVICES
         TAX) ACT 1999.

         LENDING OFFICE means the office of the Lender so designated in the First Schedule or another branch, office or agency designated by it as a Lending Office by notice to Foster's Brewing Group.

         LIBOR in relation to a Funding Period for a Segment means:

         (a) the rate determined by the Lender to be the rate displayed on the Reuters screen page LIBOR01 for a term equivalent to that Funding Period for the value date which is the first day of that Funding Period in respect of the currency of the relevant segment;

         (b) where in the opinion of the Lender, there is no or is no longer a Reuters screen page appropriate for the relevant currency, the Lender may specify another publicly available page and the rate will be determined from that page in the same manner; or

         (c)      if:

                  (i) for any reason there are no rates displayed for a term equivalent to that Funding Period for the currency of the relevant Segment; or

                  (ii) the basis on which those rates are displayed is changed and in the opinion of the Lender (as the case may be), those rates cease to reflect the Lender's cost of funding to the same extent as at the date of this Agreement, then LIBOR will be the rate determined by the Lender to be the arithmetic mean of the rates quoted to it by three leading banks selected by it in the London Interbank Market at or about 11.00am (London time) two Business Days before that Funding Period for the making of deposits with the Lender in the currency of the relevant Segment and for a term comparable to that Funding Period.

         Each arithmetic mean will be rounded up, if necessary, to a maximum of four decimal places.

         MARGIN means in respect of a Segment, the amount percent per annum set out in the Fee Letter.

         PRINCIPAL OUTSTANDING means the aggregate principal amount of all outstanding Segments.

         REGULATION U means Regulation U of the Board of Governors of the US Federal Reserve System, in effect from time to time.

         REPAYMENT DATE means 30 September 2005 or such later date as Foster's Brewing Group and the Lender may agree in writing.

         SAME DAY FUNDS means US dollar funds settled through the New York Clearing House Interbank Payments System (or another manner of payment

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                                                                 ARTHUR ROBINSON
LOAN AGREEMENT                                                    & HEDDERWICKS
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         in US dollars specified by the Lender as being customary for the settlement of international transactions of the type contemplated by this Agreement).

         SEGMENT means each portion of the amount advanced or provided or, as the context may require, to be advanced or provided, to the Borrower under this Agreement which has the same Funding Period.

         TRUSTEE means AXA Trustees Limited or any other person appointed as trustee under the Trust Deed.

         UNDRAWN COMMITMENT means the Commitment less the aggregate Original Dollar Amount of all outstanding Segments.

         US$ or US DOLLARS means the lawful currency of the United States of America.

1.2      INTERPRETATION

         In this Agreement, unless the contrary intention appears:

         (a) Clauses 1.2, 1.3, 1.4 and 1.5 of the Trust Deed apply to this Agreement as if incorporated in this Agreement, except that all references in those Clauses to DEED and TRUSTEE are replaced with AGREEMENT and LENDER respectively; and

         (b)      references to time are to Melbourne time.

1.3      TRUST DEED

         (a) Each party to this Agreement acknowledges and agrees that the financial accommodation made available or to be made available to the Borrower by the Lender under this Agreement is and shall be made available on the terms and conditions contained in the Trust Deed in addition to the terms and conditions of this Agreement.

         (b) Unless defined otherwise in this Agreement, terms defined in the Trust Deed bear the same meaning when used in this Agreement.

         (c) Subject to Clause 35(b), the Lender confirms that it will be bound by any amendment agreed to, or waiver given in respect of, the provisions of the Trust Deed by the Trustee in accordance with the instructions of the Majority Creditors or all Creditors as the case requires in accordance with the terms of the amendment or waiver as if it were party to the relevant amendment agreement or had given the relevant waiver.

1.4      REPAYMENT AND PREPAYMENT

         A reference to REPAYMENT or PREPAYMENT of all or part of a Segment or the Principal Outstanding, is to payment to the Lender in US dollars of the relevant amount.

1.5      PRINCIPAL

         References to PRINCIPAL or PRINCIPAL AMOUNT mean in relation to a Segment, the principal amount of that Segment or part.

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                                                                 ARTHUR ROBINSON
LOAN AGREEMENT                                                    & HEDDERWICKS
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2.       COMMITMENT
--------------------------------------------------------------------------------

         Subject to this Agreement the Lender shall make available the Commitment to the Borrower but so that on the date of a drawing of any Segment the aggregate Original Dollar Amount of all outstanding Segments will not exceed the Commitment.

3.       ADVANCE
--------------------------------------------------------------------------------

3.1      DRAWDOWN NOTICE

         Unless otherwise agreed, a request by the Borrower for a Segment may be made by telephone, shall be made prior to 11.00am (New York time) two Business Days before the date on which the Segment is to be made available (which must be a Business Day) and shall be followed as soon as practicable by a Drawdown Notice substantially in the form of Annexure A from the Borrower to the Lender. Any telephone request shall contain the details required in the Drawdown Notice and shall be irrevocable.

3.2      PRINCIPAL AMOUNT OF ADVANCE

         The principal amount of each Segment Drawdown Notice must be a minimum of US$5,000,000 or such other amount as the Lender may agree and an integral multiple of US$1,000,000.

3.3      ADVANCE OF SEGMENT

         Subject to this Agreement, when the Borrower requests a Segment in a Drawdown Notice, the Lender through its Lending Office must make available the Segment to the Borrower in Same Day Funds by 11.00am (local time in the place of payment) on the relevant Drawdown Date to the account specified in the Drawdown Notice.

4.       CANCELLATION OF COMMITMENT
--------------------------------------------------------------------------------

4.1      CANCELLATION DURING AVAILABILITY PERIOD

         Foster's Brewing Group may from time to time on giving not less than two Business Days' prior irrevocable notice to the Lender cancel all or part of the Undrawn Commitment. If part, unless the Lender otherwise agrees, such part will be in a minimum of US$5,000,000 and an integral multiple of US$1,000,000.

4.2      AT END OF AVAILABILITY PERIOD

         At the close of business (Melbourne time) on the last day of the Availability Period the Commitment will be cancelled.

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                                                                 ARTHUR ROBINSON
LOAN AGREEMENT                                                    & HEDDERWICKS
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5.       PURPOSE
--------------------------------------------------------------------------------

         The Borrower undertakes to use the net proceeds of all accommodation provided under this Agreement for:

         (a) funding the acquisition by Foster's Brewing Group (or any wholly owned subsidiary of Foster's Brewing Group) of Beringer and fees and costs associated with such acquisition;

         (b) refinancing any existing Financial Indebtedness of Beringer or Beringer's subsidiaries and fees and costs associated with such refinancing; and

         (c) for other purposes related directly or indirectly to the acquisition of Beringer.
6.       REVIEW
--------------------------------------------------------------------------------

         The parties may agree in writing to extend the Repayment Date at any time during the Availability Period.

7.       CONDITIONS PRECEDENT
--------------------------------------------------------------------------------

7.1      CONDITIONS PRECEDENT TO DRAWING

         The right of the Borrower to give a Drawdown Notice and the obligations of the Lender under this Agreement are subject to the condition precedent that the Lender receives all of the following in each case in form and substance satisfactory to the Lender:

         (a) (VERIFICATION CERTIFICATE): A certificate in relation to each of the Borrower and Foster's Brewing Group substantially in the form of Annexure B (with the attachments (in form and substance satisfactory to the Lender) referred to).

         (b) (EXECUTED COUNTERPARTS): Counterparts of this Agreement duly executed by the Borrower and Foster's Brewing Group.

         (c) (CREDITOR ACCESSION DEED): A copy of the Creditor Accession Deed executed by the Lender and Foster's Brewing Group.

         (d) (APPROVED FACILITY CERTIFICATE): An Approved Facility Certificate in respect of this Agreement.

         (e)      (LAWYERS' OPINIONS - THIS AGREEMENT): An opinion of:

                  (i) Arthur Robinson & Hedderwicks and Jones, Day, Reavis & Pogue, Australian and US lawyers respectively for the Borrower and Foster's Brewing Group; and

                  (ii)     Mallesons Stephen Jaques, lawyers for the Lender,

                  in relation to this Agreement.

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                                                                 ARTHUR ROBINSON
LOAN AGREEMENT                                                    & HEDDERWICKS
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         (f)      (AUTHORISATIONS): Copies of any necessary Authorisations for the provision of financial accommodation under this Agreement.

         (g) (CONDITIONS PRECEDENT SATISFIED UNDER BRIDGING FACILITY AGREEMENT): Written confirmation from Foster's Brewing Group that all the conditions precedent under the Bridging Facility Agreement have been satisfied or waived.

         (h) (CONFIRMATION OF AMENDMENTS TO BILATERALS): A letter from Foster's Brewing Group to the Lender confirming the following details:

                  (i) with respect to the Facility Agreement dated 10 May 1991 (as amended) between the Borrower, Commonwealth Bank of Australia and others, the repayment date will be extended to `30 November 2004' and the commitment will be increased from `A$125,000,000' to `A$225,000,000';

                  (ii) with respect to the Facility Agreement dated on or about the date of this Agreement between Foster's Brewing Group, Australia and New Zealand Banking Group Limited and others, the commitment will be increased from `A$150,000,000' to `A$250,000,000';

                  (iii) with respect to the Facility Agreement dated 21 March 1991 (as amended) between the Borrower, Westpac Banking Corporation and others, the repayment date will be extended to `30 September 2005' and the commitment will be increased from `A$200,000,000' to `A$250,000,000';

                  (iv) with respect to the Facility Agreement dated 8 May 1996 (as amended) between the Borrower, Bank of America National Association and others, the repayment date will be extended to `31 August 2002' and the commitment will be increased from `Cdn$60,000,000' to `Cdn$147,000,000'; and

                  (v) with respect to the Facility Agreement dated 27 February 1991 (as amended) between the Borrower, National Australia Bank Limited and others, the repayment date will be extended to `30 September 2005' and the commitment will be increased from `A$300,000,000' to `A$500,000,000'.

7.2      CONDITIONS PRECEDENT TO EACH SEGMENT

         The obligation of the Lender to make available a Segment is subject to the following conditions precedent:

         (a) (TRUST DEED CONDITIONS PRECEDENT - NO INCREASE IN PRINCIPAL AMOUNT): to the extent only that the provision of the Segment would result in an increase in the aggregate principal amount of all Segments outstanding on that day, that each of the conditions precedent set out in paragraphs (i) to (vi) (both inclusive) of Clause 5.7(a) of the Trust Deed (subject to Clause 5.7(c) of the Trust Deed) applies as if set out in this Agreement and has been satisfied (on the

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                                                                 ARTHUR ROBINSON
LOAN AGREEMENT                                                    & HEDDERWICKS
-------------------------------------------------------------------------------

                  basis that any reference to the FUNDING CREDITOR in any of those paragraphs is a reference to the Lender);

         (b) (TRUST DEED CONDITIONS PRECEDENT - NO PROVISION OR ROLLOVER OF ACCOMMODATION): that each of the conditions precedent in paragraphs (a) to (d) (both inclusive) of Clause 5.8 of the Trust Deed applies as if set out in this Agreement and has been satisfied (on the basis that any reference to the FUNDING CREDITOR in any of those paragraphs is a reference to the Lender); and

         (c) (NO DEFAULT): that no Event of Default or Potential Event of Default will result from the provision of the financial accommodation.

8.       SELECTION OF FUNDING PERIODS
--------------------------------------------------------------------------------

         (a) Subject to the subsequent provisions of this Clause, Funding Periods selected by the Borrower will be of a period of not less than 30 days and not more than 185 days or, if requested by the Borrower, such other period as the Lender may agree.

         (b) If a Funding Period would otherwise end on a day which is not a Business Day, that Funding Period will be extended to the next Business Day in the same calendar month or, if none, the preceding Business Day.

         (c)      No Funding Period may extend beyond the Repayment Date.

         (d) If the Borrower fails to select Funding Periods complying with this Clause the Lender may vary any Drawdown Notice to ensure compliance.

9.       INTEREST
--------------------------------------------------------------------------------

9.1      INTEREST RATE AND NOTIFICATION

         (a) Interest shall accrue from day to day on each Segment for each Funding Period at the rate per annum determined by the Lender to be the aggregate of the Margin and LIBOR for such Funding Period.

         (b) If applicable, the Lender shall notify the Borrower of the interest rate determined by it under this Clause as soon as it is ascertained.

9.2      BASIS OF CALCULATION OF INTEREST

         Interest under Clause 9.1 shall accrue from day to day and shall be computed on the basis of the actual number of days elapsed and a year of 360 days.

                                                                 ARTHUR ROBINSON
LOAN AGREEMENT                                                    & HEDDERWICKS
-------------------------------------------------------------------------------

10.      REPAYMENT
--------------------------------------------------------------------------------

10.1     REPAYMENT

         Subject to Clause 10.2, the Borrower must repay each Segment together with accrued interest on the last day of its Funding Period.

10.2     NETTING OFF

         If the Borrower requests a new Segment on the last day of a Funding Period of an old Segment, then only the net amount between:

         (a) the funds required to be provided by the Lender for the account of the Borrower in relation to that new Segment; and

         (b) the funds payable by the Borrower for the account of the Lender by way of repayment of the old Segment,

         need to be paid or made available, as the case may be.

10.3     FINAL REPAYMENT

         On the Repayment Date, the Borrower must repay in full the Principal Outstanding of each Segment together with all other amounts owing by it to the Lender under this Agreement.

11.      PREPAYMENTS
--------------------------------------------------------------------------------

11.1     VOLUNTARY PREPAYMENTS

         (a) Subject to this Clause, if it gives at least 5 days' prior notice to the Lender the Borrower may prepay all or part of the Principal Outstanding without premium or penalty except for payments required pursuant to Clause 17.2(d). That notice must contain details of the relevant Segment, amount and date of repayment, and is irrevocable. The Borrower must prepay in accordance with it.

         (b) Unless the Lender agrees otherwise, prepayment of part only may only be made in a principal amount of a minimum of US$5,000,000 and an integral multiple of US$1,000,000.

         (c)      Amounts prepaid under this Clause 11.1 may be redrawn.

11.2     SPECIAL PREPAYMENTS

         The Borrower and Foster's Brewing Group acknowledge that the Borrower may be required to prepay the Principal Outstanding in accordance with Clause 5.5 of the Trust Deed and that the Lender has entered into this Agreement and made the Commitment available in reliance on Clause 5.5 of the Trust Deed.

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                                                                 ARTHUR ROBINSON
LOAN AGREEMENT                                                    & HEDDERWICKS
-------------------------------------------------------------------------------

11.3     INTEREST, BREAK AND OTHER COSTS

         The Borrower must pay any interest accrued on any amount prepaid under this Agreement at the time of such prepayment, including all amounts which are payable by it under Clause 17 as a result of the prepayment.

11.4     LIMITATION ON PREPAYMENTS

         The Borrower may not prepay all or any part of the Principal Outstanding except in accordance with this Agreement.

12.      PAYMENTS AND TAXATION
--------------------------------------------------------------------------------

12.1     TIME AND PLACE

         Unless this Agreement provides otherwise, the Borrower and Foster's Brewing Group must make all payments due from it under this Agreement in the applicable currency in Same Day Funds not later than 11.00 a.m. (local time) on the due date to the account specified by the relevant Lender from time to time in respect of such currency. The account specified by the Lender must be located in the jurisdiction of its Lending Office.

12.2     NO DEDUCTION

         Unless this Agreement provides otherwise, the Borrower and Foster's Brewing Group must make all payments required from it under this Agreement without set-off or counterclaim and without deduction or withholding, whether on account of Taxes (except to the extent the Borrower or Foster's Brewing Group (as the case may be) is obliged by law to deduct Taxes), but without prejudice to Clause 12.5 or otherwise.

12.3     PAYMENT TO BE MADE ON BUSINESS DAY

         Whenever any payment becomes due under this Agreement on a day which is not a Business Day, the due date shall be the next Business Day in the same calendar month or, if none, the preceding Business Day and interest shall be adjusted accordingly.

12.4     APPROPRIATION WHERE INSUFFICIENT MONEYS AVAILABLE

         Amounts received by the Lender shall be appropriated as between principal, interest and other amounts as the Lender determines, if the amounts paid are less than the amounts due. Any such appropriation shall override any appropriation made by the Borrower or Foster's Brewing Group.

12.5     ADDITIONAL PAYMENTS

         Whenever the Borrower or Foster's Brewing Group is obliged to make a deduction or withholding in respect of Tax from any payment to be made under this Agreement, then it shall:

         (a) promptly pay the full amount required to be deducted or withheld to the appropriate Governmental Agency;

                                                                 ARTHUR ROBINSON
LOAN AGREEMENT                                                    & HEDDERWICKS
-------------------------------------------------------------------------------

         (b) within 30 days of the end of the month in which the deduction or withholding is made, deliver to the Lender official receipts or other documentation acceptable to the Lender evidencing payment of such amount; and

         (c) unless the Tax is an Excluded Tax, indemnify on demand the Lender against such Tax and any amounts recoverable from the Lender in respect of such Tax, and pay for the account of the Lender such additional amounts as the Lender may determine to be necessary to ensure that it receives when due a net amount (after payment of any Taxes in respect of such additional amounts) in the relevant currency or currencies equal to the full amount which it would have received had such a deduction or withholding not been made. The Borrower and Foster's Brewing Group waive any statutory right to recover any such amounts from the Lender.

12.6     SURVIVAL OF OBLIGATIONS

         The obligations of the Borrower and Foster's Brewing Group under this Clause shall survive the repayment of any Principal Outstanding and the termination of any Relevant Document.

12.7     REIMBURSEMENT

         (a) For so long as no Event of Default entitling the Lender or the Trustee to make a declaration under Clause 5.2(A) or (B) of the Trust Deed has occurred and is subsisting, whenever:

                  (i) the Borrower or Foster's Brewing Group pays any additional amount to, for the account of, or on behalf of, the Lender in respect of amounts payable under Clause 12.5 (ADDITIONAL TAXES); and

                  (ii) the Lender in its absolute discretion decides that it has received any clearly identifiable credit against, or relief or remission for the amount or repayment of, any Tax paid or payable by it in respect of or calculated with reference to the deduction or withholding giving rise to such Additional Tax, then to the extent that it determines that a payment to the Borrower or Foster's Brewing Group (as the case may be) can be made without prejudice to the retention of the amount of such credit, relief, remission or repayment, the Lender shall promptly pay to the Borrower or Foster's Brewing Group (as the case may be) the amount of any consequent reduction in its Tax.

         (b) Nothing in paragraph (a) shall interfere with the right of the Lender to arrange its Tax affairs in any manner it thinks fit. In particular, the Lender shall not be under any obligation to claim any credit, relief, remission or repayment in respect of the amount of any Additional Taxes in priority to any other credit, relief, remission or repayment available to it or to disclose to the Borrower or Foster's Brewing Group any information regarding its tax affairs or tax computations.

                                                                 ARTHUR ROBINSON
LOAN AGREEMENT                                                    & HEDDERWICKS
-------------------------------------------------------------------------------

13.      CHANGES IN LAW
--------------------------------------------------------------------------------

13.1     INCREASED COSTS

         Whenever the Lender determines that it or any of its related bodies corporate is affected by any change (occurring after the date of this Agreement) in, any making (occurring after the date of this Agreement) of, or any change (occurring after the date of this Agreement) in the interpretation or application by any Governmental Agency of, any law, official directive or request (including, without limitation, with respect to Taxation (other than an Excluded Tax) or reserve, liquidity, capital adequacy, special deposit or similar requirements) and that as a result:

         (a) the effective cost to the Lender of making, funding or maintaining any Segment or its Commitment is in any way increased;

         (b) any amount paid or payable to or received or receivable by the Lender or the effective return to the Lender or any of its related bodies corporate under or in respect of this Agreement or the Trust Deed is in any way reduced;

         (c) the return of the Lender or any of its related bodies corporate on the capital which is or becomes directly or indirectly allocated by the Lender or the related body corporate to any Segment or its Commitment is in any way reduced; or

         (d) in any way, in so far as the law, official directive or request relates to or affects its Commitment, any Segment, this Agreement or the Trust Deed, the overall return on capital of the Lender or any of its related bodies corporate is reduced,

         (including, without limitation, by reason of the Lender or any of its related bodies corporate being restricted in its capacity to enter other transactions, or being required to make a payment or foregoing or earning reduced interest or other return on any capital or on any amount calculated by reference in any way to, or allocating capital to, the amount of any Segment, its Commitment or to any other amount paid or payable or received or receivable under this Agreement or the Trust
         Deed) then:

         (e) (when it has calculated the effect of the foregoing and the amount to be charged) the Lender shall notify Foster's Brewing Group; and

         (f) subject to Clause 13.2(a) and (b), the Borrower shall pay for the account of the Lender after demand is made the amount certified by an Authorised Officer of the Lender which shall compensate it or its relevant related body corporate (as the case may be) for such increased cost or such reduction.

         This Clause applies with respect to official directives or requests whether or not having the force of law and, if not having the force of law, the observances of which is in accordance with the practice of responsible bankers or financial institutions in the country concerned.

                                                                 ARTHUR ROBINSON
LOAN AGREEMENT                                                    & HEDDERWICKS
-------------------------------------------------------------------------------

13.2     MINIMISATION

         (a) (NOTICE): At the time of making such demand, the Lender shall deliver to Foster's Brewing Group a certificate specifying (without any obligation to disclose any details relating to its business and Tax affairs):

                  (i) the event by reason of which it is entitled to make such demand;

                  (ii) the calculation (in reasonable detail) on which such demand is based; and

                  (iii) specify a date for payment which is at least 14 days after the date the demand is given.

         (b) (LIMIT ON RETROSPECTIVITY): A demand under paragraph (a) may not include a demand for compensation for an increase or reduction suffered more than 60 days before the Lender notified the Borrower of the change in law that has resulted in the increase or reduction;

         (c) (NO DEFENCE): If the Lender or (if applicable) the relevant related body corporate has acted in good faith it shall not be a defence that any cost, reduction or payment or loss of tax credit referred to in Clause 12 or this Clause could have been avoided.

         (d) (NEGOTIATION): At the request of the Borrower or Foster's Brewing Group, the Lender shall negotiate with the Borrower with a view to finding a means by which any such cost, reduction or payment or loss of tax credit or the effect of any unlawfulness or impracticability referred to in Clause
                  13.4 can be minimised, including changing its Lending Office.

13.3     SURVIVAL OF OBLIGATIONS

         The obligations of the Borrower under this Clause shall survive the repayment of the Principal Outstanding and the termination of this Agreement.

13.4     ILLEGALITY

         If the making of, or a change in the interpretation or application by any Governmental Agency of, any law or treaty makes it unlawful or impracticable for the Lender to make, fund or maintain any Segment then:

         (i) the Lender may, by notice to the Borrower, terminate its obligation to the Borrower to provide that Segment;

         (ii) if required by the law or treaty, or if necessary to prevent or remedy a breach of the law or treaty, the Borrower will prepay the relevant Segment together with all fees and other amounts payable under the relevant Segment; and

         (iii) such prepayment shall be made immediately, but if in the opinion of the Lender delay in prepayment is permitted by, or will not cause a

                                                                 ARTHUR ROBINSON
LOAN AGREEMENT                                                    & HEDDERWICKS
-------------------------------------------------------------------------------

14.      REPRESENTATIONS, WARRANTIES, COVENANTS AND EVENTS OF DEFAULT
--------------------------------------------------------------------------------

                  breach of, the law or treaty, it shall be made on the latest permitted day.

14.1     REPRESENTATIONS AND WARRANTIES

         (a) The Borrower and Foster's Brewing Group acknowledge that the Lender enters into this Agreement in reliance on the representations and warranties contained in Clause 3 of the Trust Deed.

         (b) The Borrower and Foster's Brewing Group acknowledge that the representations and warranties in Clause 3 of the Trust Deed are repeated for the benefit of the Lender in accordance with Clause 3.4 of the Trust Deed.

14.2     LENDER REPRESENTATION AND WARRANTY

         The Lender represents and warrants to the Borrower and Foster's Brewing Group that it, in good faith, is not relying on any MARGIN STOCK (as defined in Regulation U) as collateral in the extension or maintenance of the financial accommodation provided for in this Agreement.

14.3     TRUST DEED COVENANTS

         (a) The Borrower and Foster's Brewing Group acknowledge that they have given the undertakings in the Trust Deed for the benefit of the Lender and the Lender is entering into this Agreement in reliance on those undertakings.

         (b) Foster's Brewing Group undertakes to use its reasonable efforts to ensure that, once it has directly or indirectly acquired at least 50% of the shares in Beringer (the INITIAL SHARES) it acquires as soon as practicable all of the remaining issued shares in Beringer. This does not oblige Foster's Brewing Group to acquire the remaining shares on terms which are materially different from the terms upon which it directly or indirectly acquires the Initial Shares.

         (c) In the event that the Borrower provides a Drawdown Notice under Clause 3, Foster's Brewing Group will not, and will ensure that the issuer under the Exchangeable Bond Issue does not, cancel, reduce materially amend or delay the Exchangeable Bond Issue or delay the receipt of any proceeds from that issue.

         (d) Foster's Brewing Group undertakes to ensure that the Exchangeable Bond Issue does not at any time become an Approved Facility.

         (e) Foster's Brewing Group must not increase the price per Beringer share under its takeover offer above US$55.75.

                                                                 ARTHUR ROBINSON
LOAN AGREEMENT                                                    & HEDDERWICKS
-------------------------------------------------------------------------------

14.4     EVENTS OF DEFAULT

         (a) The list of Events of Default and the rights of the Lender as a Creditor as a consequence of an Event of Default are set out in Clause 5 of the Trust Deed.

         (b) The Borrower and Foster's Brewing Group acknowledge that the Lender enters into this Agreement in reliance on the rights conferred under Clause 5 of the Trust Deed and on the basis that it is and will be entitled to exercise those rights as a CREDITOR.

15.      INTEREST ON OVERDUE AMOUNTS
--------------------------------------------------------------------------------

15.1     DEFAULT INTEREST

         (a) Subject to Clause 15.6, the Borrower must pay interest on all amounts due and payable by it under or in relation to this Agreement (including such amounts due for payment under Clause 5 of the Trust Deed) and unpaid (including interest payable under this Clause) in the currency of the relevant amount. Interest under this Clause shall accrue on a daily basis at the rate provided in Clause 15.2, subject to Clause 15.6, from the date such amount is due and payable.

         (b) All amounts payable by the Borrower to the Lender under this Clause 15.1 shall be payable on demand by the Lender.

15.2     RATE

         Such default interest shall accrue, subject to Clause 15.5, from the due date up to the date of actual payment, before and (as a separate and independent obligation) after judgment at a rate determined by the Lender to be the aggregate of 2% per annum and the highest of:

         (a) the rate (if any) applicable to such amount immediately prior to the due date; and

         (b) the sum of the Margin and the arithmetic mean (rounded upwards, if necessary, to four decimal places) of the rates quoted to the Lender no later than two Business Days after the date of default (or, as appropriate, the second Business Day before the expiry of the funding period referred to below) by leading banks in the London Interbank Market (as selected by the Lender), for the making of deposits in the currency concerned of an amount comparable to the overdue amount on call or for such funding period not exceeding three months as the Lender may determine from time to time (or, if no such quotes are available, such equivalent rate as the Lender may determine).

15.3     BASIS OF CALCULATION

         Interest under Clause 15.2 (a) shall be calculated on the basis of a year of 360 days.

                                                                 ARTHUR ROBINSON
LOAN AGREEMENT                                                    & HEDDERWICKS
-------------------------------------------------------------------------------

15.4     CAPITALISATION

         Unless demanded more frequently, interest under this Clause 15 shall capitalise quarterly.

16.      FEES
--------------------------------------------------------------------------------

         The Borrower must pay to the Lender the establishment and facility fees in the amounts and at the times set out in the letters from the Lender to Foster's Brewing Group (which have been accepted by an Authorised Officer of Foster's Brewing Group).

17.      INDEMNITIES
--------------------------------------------------------------------------------

17.1     INDEMNITY

         Each indemnity in this Agreement shall:

         (a)      be a continuing obligation;

         (b) constitute a separate and independent obligation of the party giving the indemnity from its other obligations under this Agreement; and

         (c)      survive termination of this Agreement.

17.2     NATURE OF INDEMNITY

         Each of the Borrower and Foster's Brewing Group (jointly and severally) must indemnify the Lender, on demand against any loss, cost or expense the Lender may sustain or incur as a consequence of:

         (a) the occurrence of any Event of Default or Potential Event of Default;

         (b) any statement in, or omission or alleged omission from, any information or loan proposal or any document or information prepared or authorised by it, or any claim in respect of any of the foregoing (including legal costs on a full indemnity basis);

         (c) any Segment requested in a Drawdown Notice not being provided for any reason (including, without limitation, failure to fulfil any condition precedent but excluding any default by the Lender);

         (d) the Lender receiving payments of principal in respect of any Segment other than on the last day of the relevant Funding Period or any period under Clause 15.2 for any reason, including, without limitation, prepayment in accordance with this Agreement, but excluding default by the Lender; or

         (e) any investigative, administrative or judicial proceeding (whether or not the Lender shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of the proceeds of the Segments hereunder.

                                                                 ARTHUR ROBINSON
LOAN AGREEMENT                                                    & HEDDERWICKS
-------------------------------------------------------------------------------

         Without limitation such indemnity shall cover the amount determined by the Lender as being incurred by reason of the liquidation or re-employment of deposits or other funds acquired or contracted for the Lender to fund or maintain any such Segment or amount (including loss of margin).

         Nothing in this Clause prevents the Borrower or Foster's Brewing Group from taking legal action against the Lender for amounts received under paragraph (e) on the grounds that the loss indemnified resulted from gross negligence or wilful misconduct of the Lender.

18.      CURRENCY INDEMNITY
--------------------------------------------------------------------------------

18.1     GENERAL

         Whenever:

         (a) any amount payable by the Borrower or Foster's Brewing Group under or in respect of this Agreement is received or recovered by the Lender in a currency (the PAYMENT CURRENCY) other than the currency under which the relevant amount was payable under this Agreement (the AGREED CURRENCY) for any reason (including without limitation as result of any judgment or order); and

         (b) the amount actually received by the Lender in accordance with its normal practice by converting the Payment Currency into the Agreed Currency is less than the relevant amount of the Agreed Currency, then each of the Borrower and Foster's Brewing Group (jointly and severally) shall, to the fullest extent that it is permitted to do so, as an independent obligation and notwithstanding any such judgment, indemnify the Lender on demand against the deficiency.

18.2     LIQUIDATION

         In the event of the Liquidation of the Borrower or Foster's Brewing Group, each of the Borrower and Foster's Brewing Group (jointly and severally), shall, to the fullest extent that it may effectively do so, indemnify the Lender on demand against any deficiency arising or resulting from any variation as between:

         (a) the exchange rate actually applied for the purposes of such Liquidation in converting into another currency any amount expressed in one currency due or contingently due under this Agreement or under any judgment or order relating to any Relevant Document; and

         (b) the exchange rate at which the Lender in accordance with its normal practice would be able to purchase the last-mentioned currency with the first-mentioned currency as at the final date or dates for the filing of proof or other claim in the Liquidation or the nearest available prior date including any premiums and costs of exchange payable in connection with the purchase.

                                                                 ARTHUR ROBINSON
LOAN AGREEMENT                                                    & HEDDERWICKS
-------------------------------------------------------------------------------

19.      CONTROL ACCOUNTS
--------------------------------------------------------------------------------

         The accounts kept by the Lender constitute sufficient evidence unless the contrary is proved of the amount at any time due from the Borrower under this Agreement.

20.      EXPENSES
--------------------------------------------------------------------------------

         On demand the Borrower must reimburse and indemnify the Lender for the expenses (which must be reasonable in the case of paragraph (a)) of the Lender in relation to:

         (a) the preparation, execution and completion of this Agreement and any subsequent consent, approval, waiver or amendment under or to this Agreement; and

         (b) any enforcement of this Agreement, or the preservation of any rights, under this Agreement,

         including, in each case, legal costs and expenses on a full indemnity basis (which must be reasonable in the case of paragraph (a)) (together with GST with respect to the expenses referred to in this Clause (subject to the receipt by the Borrower of a valid tax receipt)).

21.      STAMP DUTIES
--------------------------------------------------------------------------------

         (a) The Borrower must pay all stamp, transaction, registration and similar Taxes (including fines, penalties and interest) that may be payable or determined to be payable in relation to the execution, delivery, performance or enforcement of this Agreement or any payment or receipt or any other transaction contemplated by this Agreement.

         (b) Those Taxes include financial institutions duty, debits tax or other Taxes payable by return and Taxes passed on to the Lender by a bank or financial institution.

         (c) The Borrower indemnifies the Lender against any liability resulting from delay or omission to pay those Taxes, except to the extent the liability results from failure by the Lender to pay any Tax after having been put in funds to do so by the Borrower.

22.      SET-OFF
--------------------------------------------------------------------------------

22.1     SET-OFF

         The Borrower and Foster's Brewing Group authorise the Lender (but without obligation on the part of the Lender) if an Event of Default which would entitle the Lender (as a Creditor) or the Trustee to make a declaration under Clause 5.2(A) or (B) of the Trust Deed is subsisting to apply any credit balance in any currency (whether or not matured) in any of its accounts with

                                                                 ARTHUR ROBINSON
LOAN AGREEMENT                                                    & HEDDERWICKS
-------------------------------------------------------------------------------

         any branch of the Lender in or towards satisfaction of any sum at any time due and payable by it to the Lender under or in relation to any Relevant Document.

22.2     CURRENCY EXCHANGE

         The Lender may effect such currency exchanges as are appropriate to implement such set-off.

23.      WAIVERS, REMEDIES CUMULATIVE
--------------------------------------------------------------------------------

         (a) No failure to exercise or delay in exercising any right, power or remedy under this Agreement operates as a waiver. A single or partial exercise of any right, power or remedy does not preclude any other or further exercise of that or any other right, power or remedy.

         (b) The rights, powers and remedies provided to the parties are in addition to, and do not exclude or limit, any right, power or remedy provided by law or equity or by any agreement.

24.      SEVERABILITY OF PROVISIONS
--------------------------------------------------------------------------------

         Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction is ineffective as to that jurisdiction to the extent of the prohibition or unenforceability. That does not invalidate the remaining provisions of this Agreement nor affect the validity or enforceability of that provision in any other jurisdiction.

25.      MORATORIUM LEGISLATION
--------------------------------------------------------------------------------

         To the full extent permitted by law all legislation that at any time directly or indirectly:

         (a) lessens, varies or affects in favour of the Borrower or Foster's Brewing Group any obligation under this Agreement; or

         (b) delays, prevents or prejudicially affects the exercise by the Lender of any right, power or remedy conferred by this Agreement,

         is excluded from this Agreement.

26.      SURVIVAL OF REPRESENTATIONS
--------------------------------------------------------------------------------

         All representations and warranties in this Agreement will survive the execution and delivery of this Agreement and final payment of the Principal Outstanding.

                                                                 ARTHUR ROBINSON
LOAN AGREEMENT                                                    & HEDDERWICKS
-------------------------------------------------------------------------------

27.      ASSIGNMENTS
--------------------------------------------------------------------------------

27.1     ASSIGNMENT BY BORROWER AND FOSTER'S BREWING GROUP

         Neither the Borrower or Foster's Brewing Group may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lender.

27.2     ASSIGNMENT BY LENDER

         The Lender may assign or transfer all or any of its rights or obligations under this Agreement to another bank or financial institution at any time if:

         (a)      any necessary prior Authorisation is obtained;

         (b) Foster's Brewing Group has given its prior consent to such transfer or assignment, which consent:

                  (i)      shall not be unreasonably withheld;

                  (ii) shall not be required in the case of a transfer or assignment to a Related Company of the Lender which will provide the Commitment through lending offices located in the same jurisdiction as the Lending Office specified in the Schedule; and

                  (iii) will be deemed to have been given if no response is received within 15 days of request for such consent;

         (c) the assignee or transferee first executes and delivers to Foster's Brewing Group an agreement (in form and substance reasonably satisfactory to Foster's Brewing Group) under which the assignee or transferee agrees to be bound by this Agreement and, if it is not a Creditor, a Creditor Accession Deed.

27.3     DISCLOSURE

         The Lender may with the prior consent of Foster's Brewing Group (which must not unreasonably withheld or delayed) disclose to a proposed assignee, transferee or sub-participant information relating to any member of the Group or furnished in connection with this Agreement.

27.4     CHANGE OF LENDING OFFICE

         The Lender may not change any of its Lending Offices unless:

         (a) it gives prior notice to Foster's Brewing Group and consults with Foster's Brewing Group; and

         (b) its new Lending Office is in the same jurisdiction as the relevant existing Lending Office.

27.5     NO INCREASED COSTS

         Notwithstanding anything to the contrary in this Agreement, if the Lender assigns or transfers its rights and/or obligations under this Agreement or changes its Lending Office, neither the Borrower nor Foster's Brewing

                                                                 ARTHUR ROBINSON
LOAN AGREEMENT                                                    & HEDDERWICKS
-------------------------------------------------------------------------------

         Group Limited will not be required to pay any net increase in the aggregate amount of costs, Taxes, fees or charges that is a consequence of the assignment, transfer or change of Lending Office.

28.      NOTICES
--------------------------------------------------------------------------------

28.1     NOTICES

         Any notice, demand, consent or other communication (a NOTICE) given under this Agreement:

         (a) must be in writing and signed by an Authorised Officer of the sender;

         (b) must be delivered to the intended recipient by prepaid post (where posted to an address in another country, by registered airmail) or by hand or fax to the address or fax number set out in the Schedule to this Agreement or the address or fax number last notified by the intended recipient to the sender; and

         (c) will be taken to be duly given or made in the case of delivery in person or by post, facsimile transmission or cable, when delivered, but if the result of the foregoing is that a Notice would be taken to be given or made on a day that is not a business day in the place to which the Notice is sent or is later than 4.00pm (local time) it will be taken to have been duly given or made at the commencement of business on the next business day in that place.

28.2     TO BORROWER OR FOSTER'S BREWING GROUP

         Any notice required to be given to the Borrower or Foster's Brewing Group shall deemed given if given to Foster's Brewing Group in accordance with Clause 28.1.

29.      AUTHORISED OFFICERS
--------------------------------------------------------------------------------

         Each of the Borrower and Foster's Brewing Group irrevocably authorises the Lender to rely on a certificate by any person purporting to be its director or secretary as to the identity and signatures of its Authorised Officers and warrants that those persons have been authorised to give notices and communications under or in connection with this Agreement.

30.      GOVERNING LAW AND JURISDICTION
--------------------------------------------------------------------------------

         This Agreement is governed by the laws of Victoria. The parties submit to the non-exclusive jurisdiction of courts exercising jurisdiction there in connection with matters concerning this Agreement.

                                                                 ARTHUR ROBINSON
LOAN AGREEMENT                                                    & HEDDERWICKS
-------------------------------------------------------------------------------

31.      COUNTERPARTS
-------------------------------------------------------------------------------

         This Agreement may be executed in any number of counterparts. All counterparts together will be taken to constitute one instrument.

32.      ACKNOWLEDGEMENT BY BORROWER AND FOSTER'S BREWING GROUP
--------------------------------------------------------------------------------

         Each of the Borrower and Foster's Brewing Group confirm that:

         (a) it has not entered into this Agreement in reliance on, or as a result of, any statement or conduct of any kind of or on behalf of the Lender or any Related Company of the Lender (including, without limitation, any advice, warranty, representation or undertaking); and

         (b) neither the Lender nor any Related Company of the Lender is obliged to do anything (including, without limitation, disclose anything or give advice),

         except as expressly set out in the Relevant Documents.

33.      GST
--------------------------------------------------------------------------------

         Notwithstanding any other provision of this Agreement:

         (a) if GST is payable in relation to a supply made under or in connection with this Agreement the party making the supply may, in addition to any amount or consideration payable under this Agreement, and subject to issuing a valid tax invoice, recover from the recipient of the supply an additional amount on account of GST, such amount to be calculated by multiplying the relevant amount or consideration payable for the relevant supply by the prevailing GST rate;

         (b) without limiting the generality of the foregoing, in the event that the Lender is not entitled to an input tax credit in respect of the amount of any GST charged to or recovered from the Lender, by any person, or payable by the Lender, or in respect of any amount which is recovered from the Lender by way of reimbursement of GST referable directly or indirectly to any supply made under or in connection with this Agreement, the Lender shall be entitled to increase any amount or consideration payable by the Borrower on account of such input tax and recover from the Borrower the amount of any such increase;

         (c) where the Borrower is required under this Agreement to indemnify or reimburse the Lender for any costs, expenses or liabilities of the Lender, then the amount of the costs, expenses or liabilities is the actual amount incurred by the Lender, less any input tax credit the Lender is entitled to receive in relation to those costs, expenses or liabilities. For the purposes of this paragraph (c) the Lender is entitled to receive those input tax credits that can be identified and quantified in accordance with the apportionment model used by the

                                                                 ARTHUR ROBINSON
LOAN AGREEMENT                                                    & HEDDERWICKS
-------------------------------------------------------------------------------

                  Indemnified Party from time to time as approved by the Australian Taxation Office.

         Any additional amount on account of GST, or on account of an amount for which the Lender is not entitled to an input tax credit, recoverable from the Borrower pursuant to paragraph (a) or paragraph (b) of this Clause shall be calculated without any deduction or set-off of any other amount.

         In this clause the terms input tax credit and tax invoice have the meanings given in section 195-1 of the A New Tax System (Goods and Services Tax) Act 1999.

34.      ATTORNEYS
--------------------------------------------------------------------------------

         Each attorney executing this Agreement states that he has no notice of the revocation of this power of attorney.

35.      AMENDMENTS
--------------------------------------------------------------------------------

         (a) The Borrower irrevocably authorises Foster's Brewing Group to agree with the Lender to any amendment to, or to any waiver in respect of, any provision of this Agreement. The Borrower's consent to any such amendment or waiver is not required. The Borrower will be bound by any such amendment or waiver agreed to by Foster's Brewing Group as if it were party to the relevant amendment or waiver.

         (b) No amendment to Clauses 10.1 of the Trust Deed as set out in paragraph 14 of Schedule 2 of the Bridging Facility Agreement is permitted without the prior written consent of the Lender.

                                                                 ARTHUR ROBINSON
LOAN AGREEMENT                                                    & HEDDERWICKS
-------------------------------------------------------------------------------

SCHEDULE

PARTICULARS OF PARTIES
--------------------------------------------------------------------------------


BORROWER

Address for correspondence            Foster's Brewing Group Limited
                                      77 Southbank Boulevard
                                      Southbank Victoria 3147

Fax:                                  03 9645 7226
Contact:                              Company Secretary
Copy to:

FOSTER'S BREWING GROUP

Address for correspondence            Foster's Brewing Group Limited
                                      77 Southbank Boulevard
                                      Southbank  Victoria  3147

Fax:                                  03 9645 7226
Contact:                              Company Secretary

LENDER
UBS AG, STAMFORD BRANCH

Lending Office:                       667 Washington Boulevard
                                      Stamford CT 06912 USA

Address for correspondence (if        (as above)
different):
Fax:                                  1 203 719 3888
Contact:                              Ms Marie Haddad

                                                                 ARTHUR ROBINSON
LOAN AGREEMENT                                                    & HEDDERWICKS
-------------------------------------------------------------------------------


EXECUTED as an agreement.


BORROWER
--------------------------------------------------------------------------------

SIGNED for and on behalf of FBG TREASURY (USA)
INC. by its attorney:

/s/ Domenic Panaccio
---------------------------------------------------

ATTORNEY'S SIGNATURE


Domenic Panaccio
---------------------------------------------------
PRINT NAME




FOSTER'S BREWING GROUP
--------------------------------------------------------------------------------



SIGNED for and on behalf of FOSTER'S BREWING GROUP LIMITED by its attorney:

/s/ Domenic Panaccio
---------------------------------------------------
ATTORNEY'S SIGNATURE


Domenic Panaccio
---------------------------------------------------
PRINT NAME

                                                                 ARTHUR ROBINSON
LOAN AGREEMENT                                                    & HEDDERWICKS
-------------------------------------------------------------------------------

LENDER
--------------------------------------------------------------------------------



SIGNED for and on behalf of UBS AG, STAMFORD BRANCH by its attorney:


/s/ Richard John Hoskins
---------------------------------------------------
ATTORNEY'S SIGNATURE


Richard John Hoskins
---------------------------------------------------
PRINT NAME

                                                                 ARTHUR ROBINSON
LOAN AGREEMENT                                                    & HEDDERWICKS
-------------------------------------------------------------------------------

ANNEXURE A

DRAWDOWN NOTICE

--------------------------------------------------------------------------------

To:      UBS AG, Stamford Branch

DRAWDOWN NOTICE

We refer to the Facility Agreement dated [#] (the FACILITY AGREEMENT).

Under Clause 7 of the Facility Agreement:


1.       we give you irrevocable notice that we wish to draw on [#] (the
         DRAWDOWN DATE);

         [NOTE: DRAWDOWN DATE IS TO BE A BUSINESS DAY.]

2.       the aggregate principal amount to be drawn is US$[#];

         [NOTE: AMOUNT IS TO COMPLY WITH THE LIMITS IN CLAUSE 2.]

3.       the Funding Period requested is [#];

         [NOTE: LENGTH OF FUNDING PERIOD IS TO COMPLY WITH CLAUSE 8.]

4.       we request that the proceeds be remitted to account number [#] at [#];


5. we acknowledge that pursuant to Clause 3.4 of the Trust Deed, the representations and warranties in Clause 3 of the Trust Deed are repeated on the date of this notice with respect to the facts and circumstances then existing.

Definitions in the Facility Agreement apply when used in this Drawdown Notice.

For and on behalf of

FBG TREASURY (USA) INC.

By:      [Authorised Officer]


Dated:

                                                                 ARTHUR ROBINSON
LOAN AGREEMENT                                                    & HEDDERWICKS
-------------------------------------------------------------------------------

ANNEXURE B

VERIFICATION CERTIFICATE

--------------------------------------------------------------------------------

To:      UBS AG, Stamford Branch

LOAN FACILITY

I [*name] am a [director]/[secretary]/[assistant secretary]+ of [Borrower/Foster's Brewing Group Limited] of [*address] (the COMPANY).

I refer to the loan agreement (the FACILITY AGREEMENT) dated [#] between you, the Company and [Borrower/Foster's Brewing Group Limited].

Definitions in the Facility Agreement or the FBG Group Financing Trust Deed apply in this Certificate.

I CERTIFY as follows:

Attached to this Certificate are true, complete and up to date copies of each of the following:

(a) the [Certificate of Incorporation and by laws/constitution] of the Company (marked "A");

(b) a duly executed power of attorney granted by the Company authorising the execution on behalf of the Company of the Facility Agreement (marked "B"). That power of attorney has not been revoked by the Company and remains in full force and effect;

(c) extract of minutes of a meeting of the directors or of a committee of directors of the Company approving execution of the Facility Agreement and appointing attorneys for the purpose of the Facility Agreement (marked "C"). Such resolutions have not been amended, modified or revoked and are in full force and effect;

(d) a true copy of a list containing the names, positions and signatures of the Authorised Officers of the Company.

                                                                 ARTHUR ROBINSON
LOAN AGREEMENT                                                    & HEDDERWICKS
-------------------------------------------------------------------------------

SIGNED:

---------------------------------------------------
[DIRECTOR/SECRETARY/ASSISTANT SECRETARY]+

Dated:
[+ STRIKE OUT WHICHEVER IS NOT APPLICABLE]